                                                                    EXHIBIT 99.1



                  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)


         The unaudited pro forma condensed consolidated balance sheet is presented as if the DeBoer Hotels and Atlanta Residence Inn and Norcross Hotel (the DeBoer Hotels and together with the Atlanta Residence Inn and Norcross Hotel the "Acquisition Hotels") and the consummation of the 11,500,000 Common Share Follow-On Offering (the "Follow On Offering") and the application of the net proceeds of the Follow-On Offering had occurred on September 30, 1996. Such pro forma information is based in part upon the consolidated balance sheets of the Company.

         The unaudited pro forma consolidated statement of income of the Company is presented as if the acquisition of the twenty-two existing Hotels (the "Current Hotels") and the Acquisition Hotels (collectively, the "Thirty-Two Hotels") had occurred on January 1, 1996 and the Thirty-Two Hotels had been leased to the Lessee pursuant to Percentage Leases throughout the periods presented.

         The unaudited pro forma condensed consolidated balance sheet and statement of income of the Company for the periods presented are not necessarily indicative of what the financial position and results of operations of the Company would have been assuming such transactions had been completed as of such dates presented, nor does it purport to represent the results of operations for future periods.





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




         PRO FORMA FINANCIAL INFORMATION (UNAUDITED), CONTINUED

                                                          Exhibit 99.1 Continued

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1996

                                                                                PRO FORMA
                                                                HISTORICAL      ADJUSTMENTS      PRO FORMA
                                                                ----------      -----------      ---------
                                                                    (UNAUDITED, AMOUNTS IN THOUSANDS)
                                                                  ASSETS

         Investments in hotels properties, at cost  . . . .      $183,931        $143,951(A)       $327,882
         Accumulated depreciation . . . . . . . . . . . . .       (14,886)                          (14,886)
                                                                 --------        --------          ---------

                                                                  169,045         143,951           312,996

         Cash and cash equivalents  . . . . . . . . . . . .         5,715          34,251(B)         39,966
         Due from Lessee  . . . . . . . . . . . . . . . . .         3,523                             3,523
         Deferred expenses, net . . . . . . . . . . . . . .         2,680             440(C)          3,120
         Other assets . . . . . . . . . . . . . . . . . . .           508                               508
                                                                 --------        --------          --------
            Total assets  . . . . . . . . . . . . . . . . .      $181,471        $178,642          $360,113
                                                                 ========        ========          ========


                                           LIABILITIES AND SHAREHOLDERS' EQUITY

         Long-term debt . . . . . . . . . . . . . . . . . .      $ 84,703        $ 16,002(D)       $100,705
         Accounts payable and accrued expenses  . . . . . .           774                               774
         Distributions payable  . . . . . . . . . . . . . .         2,603                             2,603
         Minority interest in partnership . . . . . . . . .         6,070          40,220(E)         46,290
                                                                 --------        --------          --------
            Total liabilities . . . . . . . . . . . . . . .        94,150          56,222           150,372

         Shareholders' equity:
          Common shares . . . . . . . . . . . . . . . . . .           108             115(F)            223
          Additional paid in capital  . . . . . . . . . . .        90,628         122,305(G)        212,933
          Unearned trustees' compensation . . . . . . . . .          (149)                             (149)
          Distributions in excess of net earnings . . . . .        (3,266)                           (3,266)
                                                                ---------       --------         ---------
            Total shareholders' equity  . . . . . . . . . .        87,321         122,420           209,741
                                                                ---------        --------          --------
            Total liabilities and shareholders' equity  . .     $ 181,471        $178,642          $360,113
                                                                =========        ========          ========



       See accompanying notes to pro forma condensed consolidated balance sheet.


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


         PRO FORMA FINANCIAL INFORMATION (UNAUDITED), CONTINUED

                                                          Exhibit 99.1 continued

                                                                              For the Nine
                                                                               Months Ended
                                                                            September 30, 1996
                                                                            ------------------


                                                            (A)            (B)           (C)             TOTAL
                                                          CURRENT       OPERATING       OTHER         THIRTY-TWO
                                                          HOTELS         HOTELS         HOTELS          HOTELS
                                                          ------         ------         ------          ------
Operating Data:
  Percentage Lease Revenue  . . . . . . . . . . . . .     $20,000         $10,700      $ 1,800(D)      $32,500
  Other revenue   . . . . . . . . . . . . . . . . . .         450           --           --                450
                                                           ------         -------       ------          ------
     Total Revenue  . . . . . . . . . . . . . . . . .      20,450          10,700        1,800          32,950
                                                           ------          ------       ------          ------
  Depreciation and amortization   . . . . . . . . . .       5,400           3,500        1,100          10,000
  Ground rent   . . . . . . . . . . . . . . . . . . .         300                                          300
  Interest expense  . . . . . . . . . . . . . . . . .       4,400           1,600                        6,000
  Amortization of loan origination fees   . . . . . .         600                                          600
  Real estate and personal property taxes
    and property insurance  . . . . . . . . . . . . .       1,900             900          250           3,050
  General and administrative  . . . . . . . . . . . .         900              60           20             980
  Amortization of unearned Trustees'
    compensation  . . . . . . . . . . . . . . . . . .          40           --           --                 40
                                                           ------         -------       ------          ------
    Total expenses  . . . . . . . . . . . . . . . . .      13,540           6,060        1,370          20,970
                                                           ------         -------       ------          ------
  Income before minority interest   . . . . . . . . .     $ 6,910        $  4,640      $   430          11,980
                                                           ======         =======      =======
  Minority interest in income   . . . . . . . . . . .                                                   (2,168)
                                                                                                        ------
    Net income  . . . . . . . . . . . . . . . . . . .                                                  $ 9,812
                                                                                                        ======
    Preferred Unit Distributions    . . . . . . . . .                                                    3,352
  Net income per common share   . . . . . . . . . . .                                                  $   .37
                                                                                                        ======
  Weighted average number of common
    shares and common share equivalents
    (units) outstanding   . . . . . . . . . . . . . .                                                   23,200
                                                                                                        ======


(A)  Twenty-two hotels owned by the Company at September 30, 1996
(B) Seven existing Acquisition Hotels acquired in November 1996 - the DeBoer Hotels
(C) Three newly-constructed Acquisition Hotels acquired October and November 1996 including the Atlanta Residence Inn and Norcross Hotel.
(D) Includes only Base Rent payable under the Percentage Leases for these Hotels, which had no significant operating histories. Percentage Rent is, however, payable under the Percentage Leases for these Hotels in the future based on actual room revenues.





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





         PRO FORMA FINANCIAL INFORMATION (UNAUDITED), CONTINUED

                                                          Exhibit 99.1 continued


Notes to Pro Forma Condensed Consolidated Balance Sheet


         (A) Increase represents the purchase price of the Acquisition Hotels ($142,300,000) less deposits made on the Acquisition Hotels ($5,760,000), plus closing costs ($2,411,000) of the Acquisition Hotels, and renovations of the Acquisition Hotels ($5,000,000).

         (B) Represents net proceeds from the Follow-On Offering ($117,100,000) less cash paid for the Acquisition Hotels ($73,315,000), less cash paid for Franchise Fees ($440,000) and reduction of the Line of Credit ($9,094,000).

         (C) Represents the capitalization of Franchise Fees on the Acquisition Hotels.

         (D) Represents assumption of Long-Term Debt ($25,096,000) less reduction on the line of credit ($9,094,000).

         (E) Represents the value assigned to the issuance of units and preferred units to the sellers of certain Acquisition Hotels ($45,541,549) less the dilution to the minority interest as a result of the Follow-On Offering ($5,322,000).

         (F) Reflects the par value of the Common Shares sold in the Follow-On Offering.

         (G) Net increase reflects the gross proceeds from the Follow-On Offering ($125,063,000), less estimated underwriting and other expenses of the Offering ($7,965,000), less the par value of the common shares issued ($115,000) plus the allocation of equity from minority interest ($5,322,000).





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